                                                    Attach to Exhibit 10.13



     Attached hereto is an English translation of the original Spanish version of the Deed of Lease and Purchase Option contract between Monica de Prudencio and Mineria Tecnica Consultores Asociados S.A. ("Mintec") dated November 7, 1994, regarding the Tesorera concession. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above referenced agreement.


                                         /s/ Keith R. Hulley
                                         -------------------
                                         Keith R. Hulley
                                         Director
                                         Apex Silver Mines Limited

                                         Date: August 29, 1997

                                                                   Exhibit 10.13


                            Unofficial Translation
              Contract between MINTEC and Monica de Prudencio/1/

 Mr. Special Notary for Mines and Petroleum: in the registries of public deeds under your responsibility, please insert [a deed] of lease with option to buy mining concessions which we, the undersigned, celebrate under the following clauses:

First  I, Monica de Prudencio, of age, married, teacher, from Potosi, resident
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in this city [La Pas], with I.D. No. 089567 L.P. and capable by law, declare myself to be the legitimate and sole owner of the following mining concessions, located in the Canton of San Cristobal, of the Province of Nor Lipez, Department of Potosi:

     SANTA BARBARA DE JAYULA of 49 mining claims with Title Document No. 14, dated December 19, 1990; SAN JUAN DE DIOS SEGUNDA of 18 mining claims with Title Document No. 33 dated December 18, 1990; SAN JUAN DE DIOS of 8 mining claims with Title Document No. 32 dated December 18, 1990; CASUALIDAD of 10 mining claims with Title Document No. 38 dated December 24, 1990; LOS PERDIDOS of 20 mining claims with Title Document No. 36 dated December 21,1990; SUCESIVAS DON JOSE of 12 mining claims with Title Document No. 31 dated December 17, 1990; 25 DE MAYO SEGUNDA of 71 mining claims with Title Document No. 30 dated December 17, 1990; CALAMEnA SEGUNDA of 52 mining claims with Title Document No. 37 dated December 21, 1990; HALCA of 117 mining claims with Title Document No. 35 dated December 19, 1990, and DON JOSE of 102 mining claims with Title Document No. 27 dated October 18, 1993.

All of the Title Documents referred to above were given by the Regional Superintendent of Mines of the provinces of Nor and Sud Chicas, Nor and Sud Lipez, Daniel Campos, Modesto Omiste and Enrique Baldivieso of the Department of Potosi, Dr. Feliciano Torrico Tapia, via public deeds whose numbers were specified individually in the foregoing paragraph of the present clause, and extended before the Special Notary and Registrar of Mines of Tuoiza, Mr. Saturnino Vargas Fernandez.

Second    Now, as it is convenient to my interests, of my free and spontaneous
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will, I given in lease, with option to buy, the mining concessions referred to above, in favor of Mineri Teonica Consultores "MINTEC S.A.", represented on this occasion by Ing. Johnny Delgado Achaval, whose power to do so forms part of the respective public deed, under the following conditions and modalities:

A. The term of the lease shall be for four years counted from the date of public deed corresponding to the present document.

B. The term of the option to buy shall be two years counted from the 15th of November 1996 to the 15 of November 1998.

C. The rental fee to be paid by MINTEC is US$12,000 (twelve thousand and 00/00 U.S. dollars) monthly from the 15th of November of the present year in advance form.

D. The rental fee described in the previous subsection shall be made the 15th of each month, with a tolerance of 15 days which, if passed without payment having been made, the present contract shall be automatically concluded without any obligation for the owner and with responsibility of MINTEC.

E. The price for execution of the option is US$2,000,000 (two million and 00/00 U.S. dollars) which MINTEC may pay at any time from entry into the period of the option, at one time.

F. The taxes owed for the lease and for the option, will be on the account of the owner.

G. The payment of annual mineral patents for each and every one of the concessions, will be on the account of the owner.

H. In the event the option is exercised all of the monthly payments made to the owner, shall be counted against the total price.

Third  Within the period of leasing and the mining concessions motive of this
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contract, MINTEC shall have the ability and the right to, at its exclusive judgment, make studies, technical tests, reconnaissance and works of exploration and/or exploitation with no limit whatsoever, including the purchase of equipment and machinery, contracting of personnel and implementation of mineral sales or exports which it deems convenient.

Fourth  During the life of this contract, the owner may not sell concessions to
------
third parties, nor may she lien them or constitute on them any real or personal right, nor give any class of rights, which in any way could affect that conferred on MINTEC S.A., under penalty of nullity of any contract given in contravention tot his clause, and without having to pay MINTEC any damages which this may occasion.

Fifth  Should MINTEC S.A., in use of the right given in this contract, decide to
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execute the option, and consequently acquire the concessions, the following stipulations shall be observed:

a)  MINTEC, S.A. will notify the owner in writing about the execution

b) The owner, together with her husband, within five days of receipt of the notification, commits herself to sign the respective document and public deed of transfer which will include all of the usages and easements of the concessions and the price of US$2,000,000 (two million U.S. dollars), deducting from that the amounts paid by way of lease fees, which shall be paid on the owner's signing of the cited public deed.

c) The transactions tax shall be on the account and charge of the owner, and all of the expenses required to perfect the property right of MINTEC, S.A. shall be at its expense.

d) The owner will confirm in the public deed of sale, that the concessions have their titles in order, and have no class of lien or mortgage against them. Thus, the owner shall deliver to MINTEC S.A. the corresponding up to date receipts of payment of patents.

Sixth  MINTEC S.A., at its discretion and without need to show cause, may
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communicate to the owner at any time during the life of the contract, regarding recission of same.

In such case, the present contract, from the date of the owner having received this notification, will be resolved [sic: should be "dissolved"] fully and without any legal affect nor further responsibility by the contracting parties.

As a result of this contractual recission, MINTEC S.A. may freely withdraw all of the machinery and equipment which may have been installed on the concessions.

The contracting parties commit, and at the requirement of either of them, to sign a document and public deed of recission.

Seventh  Any discrepancy arising from this Contract shall be resolved via
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arbitration in accordance with the norms and regulations of the Interamerican
Commission on Commercial Arbitration (CLAC).

Eighth  For communication between the parties, the following domiciles are
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signalled:

Owner:    Monica Prudencio, Edificio Castillo 7th Floor, Office 701
MINTEC S.A.:  Avenida Arce 2678, La Paz, Bolivia

Ninth  MINTEC, S.A. is expressly authorized to subrogate, in whole or in part,
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the present contract, to any other person, natural or juridical, dedicated to mining activity and of good reputation.

Tenth  All of the mining claims made by the owner or the lessee/optioner in the
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area where the concessions subject of this contract are located, for 5 km [11 miles] beyond the limits of the properties, shall pertain to this contract.

Eleventh  I, Luis Prudencio Tardio, of age, married, resident of this city, with
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I.D. no. 2022219 L.P., and qualified by law, manifest my complete agreement with the entire tone of the present contract, and declare that I understand that it includes my community property rights which I as husband of Mrs. Monica de Prudencio possess in the mining concessions object of this contract.

Twelfth  I, Johnny Delgado Achaval, of age, married, resident of this city,
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engineer, with I.D. No. 39745 L.P., and qualified by law in my capacity as
Chairman of the Board of Directors of MINTEC, S.A., accept the tenor of each and every one of the preceding clauses.

Mr. Notary, please add the other clauses of rigor and style for legal validity.

                           La Paz, October 15, 1994


-----------------------                              -------------------------
Sra. Monica de Prudencio                             Luis Prudencio Tardio


                          ---------------------------
                          Ing. Johnny Delgado Achaval



                                              -------------------------
                                              Alberto Sivila Cortas
                                                                        (lawyer)

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